UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2015

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appoint of Executive Vice President - Operations
On March 23, 2015, the Board of Directors of Calumet GP, LLC (the “Company”), the general partner of Calumet Specialty Products Partners, L.P. (“Calumet” or the “Partnership”), appointed Edward F. Juno, age 62, executive vice president - operations. From December 2012 through March 2015, Mr. Juno served as vice president - refining technology. Prior to joining the Company, Mr. Juno served as vice president of West Coast refining with Alon USA Energy, Inc. from January 2010 through December 2012. From July 2003 through January 2010, Mr. Juno held various management positions at Sinclair Energy Corporation. From January 1988 through July 2003, Mr. Juno held various engineering, operations and management positions at CITGO Petroleum Corporation and Pennzoil Products Company. Mr. Juno received his B.S. in Chemical Engineering from Kansas State University.
There are no family relationships among Mr. Juno and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Juno that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

March 27, 2015	By:	/s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President, Chief Financial Officer and Secretary